UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement.
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☐	Soliciting Material Pursuant to §240.14a-12.

SWK Holdings Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION

SWK HOLDINGS CORPORATION
5314 North River Run Drive, Suite 350
Provo, Utah 84604
_____, 2010

Dear Stockholders:

You are cordially invited to attend our 2010 Annual Meeting of Stockholders to be held at the Salt Lake City Airport Hilton Hotel, 5151 Wiley Post Way, Salt Lake City, Utah 84116, on Thursday July 15, 2010, at 8:00 a.m. Mountain Time.

The matters expected to be acted upon at our 2010 Annual Meeting of Stockholders are: (i) the election to our Board of Directors of William T. Clifford as a Class II director and Michael A. Margolis as a Class III director and (ii) a proposal to recommend that the Company retain all of its cash (and cash equivalents, if any) for the purpose of investing in or acquiring control of one or more operating businesses.

Each of these proposals is described in detail in the accompanying Notice of the 2010 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend our 2010 Annual Meeting of Stockholders, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope prior to our 2010 Annual Meeting of Stockholders so that your shares will be represented at our 2010 Annual Meeting of Stockholders. Returning the proxy card does not deprive you of your right to attend our 2010 Annual Meeting of Stockholders and to vote your shares in person.

Thank you for your continued support.

Sincerely,

John F. Nemelka
Interim Chief Executive Officer

This Proxy Statement is dated _______, 2010, and will first be mailed to the Company’s stockholders on or about ________, 2010.

SWK HOLDINGS CORPORATION
5314 North River Run Drive, Suite 350
Provo, Utah 84604

NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of SWK Holdings Corporation, a Delaware corporation (the “Company”), will be held at the Salt Lake City Airport Hilton Hotel, 5151 Wiley Post Way, Salt Lake City, Utah 84116 on Thursday, July 15, 2010, at 8:00 a.m. Mountain Time.

At this annual meeting, you will be asked to consider and vote upon the following matters:

1.
The election of William T. Clifford as a Class II director of the Company to serve until our 2013 Annual Meeting of Stockholders and the election of Michael A. Margolis as a Class III director of the Company to serve until our 2011 Annual Meeting of Stockholders, each until a successor has been elected and qualified, or until earlier resignation, death or removal.

2.	A proposal to recommend that the Company retain all of its cash (and cash equivalents, if any) for the purpose of investing in or acquiring control of one or more operating businesses.

3.	To transact such other business as may properly come before our 2010 Annual Meeting of Stockholders or any adjournment of our 2010 Annual Meeting of Stockholders.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on May 31, 2010 are entitled to notice of and to vote at our 2010 Annual Meeting of Stockholders or any adjournment of our 2010 Annual Meeting of Stockholders.

By Order of the Board of Directors,

Paul Burgon
Interim Chief Financial Officer and Secretary

Provo, Utah
_______, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE  MEETING,
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR
TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLERS TO BE HELD ON JULY 15, 2010

THIS NOTICE OF THE 2010 ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2009 ARE AVAILABLE AT WWW.SWKHOLD.COM/PROXY.

SWK HOLDINGS CORPORATION
5314 North River Run Drive, Suite 350
Provo, Utah 84604

PROXY STATEMENT

_________, 2010

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of SWK Holdings Corporation, a Delaware corporation, for use at our 2010 Annual Meeting of Stockholders to be held at the Salt Lake City Airport Hilton Hotel, Salt Lake City, Utah 84116 on July 15, 2010, at 8:00 a.m. Mountain Time.  This Proxy Statement, the accompanying Notice of the 2010 Annual Meeting of Stockholders and form of proxy will first be mailed to our stockholders on or about ________, 2010.  Our stockholders are encouraged to review the information provided in this Proxy Statement in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2009, a copy of which also accompanies this Proxy Statement.  References in this Proxy Statement to “SWK,” “Company,” “we,” “our” and “us” collectively refer to SWK Holdings Corporation.

VOTING INFORMATION

Record Date and Quorum

A quorum is required for our stockholders to conduct business at the annual meeting.  The holders of a majority of the shares of our common stock outstanding entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting.  Only holders of our common stock of record at the close of business on May 31, 2010, the record date, will be entitled to vote at the 2010 Annual Meeting of Stockholders.  At the close of business on the record date, we had 41,237,928 shares of common stock outstanding and entitled to vote that were held by approximately 739 stockholders of record.

Voting Rights

Only holders of our common stock are entitled to vote and are allowed one vote for each share held as of the record date.  Shares may not be voted cumulatively. If stockholders abstain from voting, including brokers holding stockholders’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the annual meeting and these shares will count toward determining whether or not a quorum is present.  However, these shares will not be counted as voting either “for” or “against” any of the proposals.

If a broker does not receive a proxy from the stockholder with instructions as to how to vote the shares, the broker has authority under stock market rules to vote those shares “for” or “against” certain “routine” matters.  Under recent amendments to these rules, Proposal One regarding the election of directors is not a “routine” matter, but Proposal Two regarding the retention of the Company’s cash is considered a “routine” matter.  If a broker votes shares that are not voted by the stockholders “for” or “against” a “routine” proposal, such as Proposal Two, these shares are considered present and entitled to vote at the annual meeting, will count toward determining whether or not a quorum is present and the brokers’ votes will be taken into account in determining the outcome of all of the “routine” proposals.

When a matter such as Proposal One, is “non-routine,” a broker generally is not entitled to vote a stockholder’s unvoted shares. These shares would be considered present and would count toward determining whether a quorum is present, but would not be considered entitled to vote on the “non-routine” matter.  Accordingly, these shares would not be taken into account in determining the outcome of any proposals that are “non-routine.”

Required Votes

Proposal One. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the 2010 Annual Meeting of Stockholders and entitled to vote on the election of Class II and Class III directors.  This means that the nominee for election as a Class II director who receives the highest number of affirmative votes at the 2010 Annual Meeting of Stockholders will be elected to fill the open seat for the Class II director, and the nominee for election as a Class III director who receives the highest number of affirmative votes at the 2010 Annual Meeting of Stockholders will be elected to fill the open seat for the Class III director.

Proposal Two.  The proposal to recommend that the Company retain all of its cash (and cash equivalents, if any) for the purpose of investing in or acquiring control of one or more operating businesses (as described under “Proposal Two” below) requires the affirmative vote of the majority of the shares present in person or represented by proxy at the 2010 Annual Meeting of Stockholders.

All votes will be tabulated by the inspector of elections appointed for the 2010 Annual Meeting of Stockholders, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting of Proxies

The proxy card accompanying this Proxy Statement is solicited on behalf of the Board for use at the 2010 Annual Meeting of Stockholders.  Our stockholders are asked to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us.  All executed, returned proxies that are not revoked will be voted in accordance with the included instructions.  Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the 2010 Annual Meeting of Stockholders will be counted as votes “for” Proposals One and Two. We are not aware of any other matters to be brought before the 2010 Annual Meeting of Stockholders.  However, as to any business that may properly come before the 2010 Annual Meeting of Stockholders, the proxies that are executed and returned prior to the 2010 Annual Meeting of Stockholders will be voted in accordance with the judgment of the persons holding such proxies.

In the event that sufficient votes in favor of the proposals are not received by the date of the 2010 Annual Meeting of Stockholders, the persons named as proxies may propose one or more adjournments of the 2010 Annual Meeting of Stockholders to permit further solicitation of proxies.  Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the 2010 Annual Meeting of Stockholders.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

We are paying the expenses of soliciting the proxies to be voted at the 2010 Annual Meeting of Stockholders. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of the proxies.  In these cases, we may, upon their request, reimburse such record holders for their reasonable expenses.  Proxies may also be solicited by some of our directors, officers and employees and consultants, without additional compensation, in person or by telephone.

Revocability of Proxies

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to the 2010 Annual Meeting of Stockholders, or at the 2010 Annual Meeting of Stockholders prior to the vote to which the proxy relates. A proxy may be revoked by any of the following methods:

•	a written instrument delivered to us stating that the proxy is revoked;

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the 2010 Annual Meeting of Stockholders; or

•	attendance at the 2010 Annual Meeting of Stockholders and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2010 Annual Meeting of Stockholders, you must bring a letter to the 2010 Annual Meeting of Stockholders from the broker, bank or other nominee confirming your beneficial ownership of the shares and that such broker, bank or other nominee is not voting your shares.

Communicating with Members of the Board

Stockholders may communicate with any of our directors by written mail addressed to the Secretary, SWK Holdings Corporation, 5314 North River Run Drive, Suite 350, Provo, Utah  84604.  Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications.  The Secretary will forward all communications to the applicable director or directors.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to Be Held on July 15, 2010: The Notice of the 2010 Annual Meeting of Stockholders, this Proxy Statement, and SWK’s Annual Report for the year ended December 31, 2009, are available at www.swkhold.com/proxy.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board is divided into three classes.  The Board was comprised of six directors and had a vacancy after the resignation of Jerry Batt effective January 4, 2010.  On June 18, 2010, Stephanie Vinella and Michael Fields informed the Company that they will resign from the Board, effective as of the date of the 2010 Annual Meeting of Stockholders, and the Board fixed the size of the Board to 4 directors, comprised of two Class III directors, one Class I director and one Class II director, effective as of the date of the 2010 Annual Meeting of Stockholders.  One director is to be elected at the 2010 Annual Meeting of Stockholders as a Class II director, for a term of three years with the term expiring at the annual meeting of stockholders held in the third year following the year of election.  The nominee for election as a Class II director is William T. Clifford, who currently serves as a Class II director on the Board.  One director is to be elected at the 2010 Annual Meeting of Stockholders as a Class III director, for a term of one year with a term expiring at the 2011 annual meeting of stockholders.  The nominee for election as a Class III director is Michael A. Margolis, a new nominee for election.  Each director elected at the 2010 Annual Meeting of Stockholders will hold office for the duration of his term until a successor has been elected and qualified, or until earlier resignation, death or removal.

Shares represented by the accompanying proxy will be voted “for” the election of Messrs. Clifford and Margolis unless the proxy is marked in such a manner as to withhold authority to so vote.  In the event that either Mr. Clifford or Mr. Margolis is unable to serve for any reason, the proxies may be voted for such substitute nominee as the proxy holder may determine.  Messrs. Clifford and Margolis have consented to being named in this Proxy Statement and to serve if elected.  Messrs. Clifford and Margolis will be elected by a plurality of the votes of the shares present in person or represented by proxy at the 2010 Annual Meeting of Stockholders and entitled to vote in the election of  directors.  Should there be more than one nominee for the election of Class II or Class III directors at the 2010 Annual Meeting of Stockholders, the nominee for each class who receives the greatest number of votes cast in the election of such class of directors at the 2010 Annual Meeting of Stockholders, with a quorum being present, will be elected to such class at the conclusion of the tabulation of votes.

The Board recommends a vote FOR the election of the nominees for Class II and Class III directors

Director Nominees and Continuing Directors

The term of office of our current Class II director, William T. Clifford, expires at this year’s annual meeting of stockholders.  The term of office of John Nemelka, our current Class III director, and, upon election, the term of Michael A. Margolis, our nominee for Class III director, will expire at the annual meeting of stockholders to be held in 2011.  The term of office of Michael Weinberg, our Class I director, will expire at the annual meeting of stockholders to be held in 2012.  The following table sets forth the names of the director nominees and our continuing directors and information about each (including their ages as of May 31, 2010):

Continuing Directors and Nominees
Name	Age	Committee Memberships	Principal Occupation	Director Since
Class II
William T. Clifford	63	Compensation, Audit	Chief Executive Officer of Spencer Trask & Co	December 2005, Nominee

Class I
Michael D. Weinberg	45	Compensation, Governance and Nominating	Managing Member of BirdDog Capital, LLC and Consultant to Carlson Capital, LP	December 2009, Continuing Director

Class III
John F. Nemelka	44		Interim Chief Executive Officer of the Company	October 2005, Continuing Director
Michael A. Margolis	43		Member, Maric LS, LLC and Maric, LLC	Nominee

Nominee for Election—Class II Director (Term to Expire in 2013)

William T.  Clifford.  Mr. Clifford, age 63, has served on the Board since December 2005.  Since March 2008, Mr. Clifford has been the Chief Executive Officer of Spencer Trask & Co., a leading private equity and venture capital firm.  From August 2005 until March 2008, Mr. Clifford served as Chairman of the Board of Directors and Chief Executive Officer of Aperture Technologies, Inc., a data center management software solutions company.  He served on the Board of Directors of Aperture Technologies, Inc. from 2003 until his appointment as Chairman of the Board of Directors and Chief Executive Officer in August 2005.  From 2001 to 2003, Mr. Clifford served as a General Partner of The Fields Group, a venture capital and management consulting firm.  From 1993 to 1999, Mr. Clifford held various executive positions at the Gartner Group, Inc., an information technology research and market company, including President and Chief Executive Officer.  Prior to these positions, Mr. Clifford was President of the Central and National Account divisions and Corporate Vice President, Information Systems Development at Automatic Data Processing, Inc., a transaction processing and data communication services company.  Mr. Clifford holds a B.A. degree in Economics from the University of Connecticut.  Mr. Clifford also serves on the Board of Directors of GridApp Systems, Inc., a provider of database automation solutions and Eggs Overnight, a provider of shipping solutions.  Mr. Clifford is a Class II Director whose current term expires at this year’s annual meeting of stockholders.  The Board believes that Mr. Clifford’s experience as the Chief Executive Officer of the Gartner Group and Spencer Trask & Co. will be valuable to the Company as it explores investment opportunities.

Nominee for Election—Class III Director (Term to Expire in 2011)

Michael A. Margolis.  Mr. Margolis, age 43, is the founder and member of Maric LS, LLC, an investment management firm which commenced active operations in 2005 and the founder and member of Maric LLC, an investment management firm which commenced active operations in 2004 (collectively, “Maric”).  Maric is focused on out-of-favor, complex or overlooked value-oriented investment opportunities.  From 2002 to 2005, Mr. Margolis was a Director of Sage Capital Growth, Inc., an investment manager focused on public and private equity investment opportunities worldwide. From 1998 to 2002, Mr. Margolis was a co-founder and Partner of Arcadia Partners, L.P., a private equity fund focused on the education and training sectors.  From 1993 to 1998, Mr. Margolis was employed by Bear, Stearns & Co. Inc., as an associate and subsequently as a Vice President in investment banking in the Media and Entertainment Group in New York.  From 1989 to 1991, Mr. Margolis was employed by Kidder, Peabody & Co. Incorporated as a financial analyst in the Mergers and Acquisitions Group in New York.  Mr. Margolis received an M.B.A. degree from Harvard Business School in 1993 and a B.A. degree in philosophy from University of Michigan in 1989.  The Board believes that Mr. Margolis’ experience in managing and making investments, including value-oriented investments, will be valuable to the Company as it explores investment opportunities.

Continuing Class I Director (Term to expire in 2012)

Michael D.  Weinberg.  Mr. Weinberg, age 45, was elected to the Board at the 2009 Annual Meeting of Stockholders held on December 23, 2009 and was recommended as a nominee to the Board by Carlson Capital, L.P.  (“Carlson Capital”).  Since April 2007, Mr. Weinberg has served as the managing member of BirdDog Capital, LLC, a holding company involved in retail and restaurant franchises, and as a consultant to Carlson Capital, an investment management business which, as of May 31, 2010 beneficially owned 28.2% of our outstanding common stock.  From November 1999 to April 2007, Mr. Weinberg was Director of Special Projects at Carlson Capital.  From January 1996 to November 1999, Mr. Weinberg was Director of Investments at Richmont Capital Partners, L.P., the investment affiliate of privately-held Mary Kay Cosmetics.  Mr. Weinberg holds a B.A. degree from the Plan II Liberal Arts Honors Program and a J.D. degree, both from the University of Texas at Austin.  The Board believes that Mr. Weinberg’s experience in the financial services industry and in evaluating acquisitions will be valuable to the Company as it explores investment opportunities.  Mr. Weinberg is a Class I Director whose current term expires in 2012.

Continuing Class III Director (Term to expire in 2011)

   John F. Nemelka. Mr. Nemelka, age 44, joined the Board in October 2005.  Since January 4, 2010, Mr. Nemelka has been serving as our Interim Chief Executive Officer.  Mr. Nemelka founded NightWatch Capital Group, LLC, an investment management business, and has served as its Managing Principal since its formation in July 2001.  From 1997 to 2000, Mr. Nemelka was a Principal at Graham Partners, a private equity investment firm and affiliate of the privately-held Graham Group.  From 2000 to 2001, Mr. Nemelka was a Consultant to the Graham Group.  Mr. Nemelka holds a B.S. degree in Business Administration from Brigham Young University and an M.B.A. degree from the Wharton School at the University of Pennsylvania.  Mr. Nemelka also serves on the Board of Directors of a public medical technology company, SANUWAVE Health, Inc.  Mr. Nemelka has substantial experience in investing and sourcing and executing acquisitions, which the Board believes is essential to enable the Company to carry out its acquisition strategy.  Mr. Nemelka is a Class III Director whose current term expires at the 2011 annual meeting of stockholders.

Board Meetings, Director Independence and Annual Meeting Attendance

The Board has adopted the definitions, standards and exceptions for evaluating director independence provided in the NASDAQ Stock Market rules, and determined that three of our current directors, Mr. Clifford, Ms. Vinella and Mr. Weinberg, are independent under the rules of The NASDAQ Stock Market.  Mr. Margolis, the new nominee for election, is also independent under the rules of The NASDAQ Stock Market.

The Board met 40 times in 2009, including telephone conference meetings.  During 2009, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served during the time period for which each such director served on the Board.

Members of our Board of Directors may, at their option, attend our annual meetings of stockholders.  One of the Company’s directors attended the 2009 Annual Meeting of Stockholders.

Committees of the Board

The Board has three standing committees: the audit committee, the compensation committee and the governance and nominating committee.  The Board expects to review the composition of all committees following the Annual Meeting of Stockholders.

Audit Committee.  We have a standing audit committee of the Board (the “Audit Committee”) established in accordance with Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The current members of our Audit Committee are Ms. Vinella (Chair) and Mr. Clifford.  Each member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under the NASDAQ Stock Market Rules and the rules of the Securities and Exchange Commission (“SEC”).  In addition, the Board has determined that Ms. Vinella is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee met 9 times in 2009.  The report of the Audit Committee is provided below.  The Board has adopted a written charter for the Audit Committee, a copy of which is posted in the Corporate Governance section of our Internet website (www.swkhold.com).  The principal functions of the Audit Committee are to oversee our accounting and financial reporting processes and the audits of our financial statements, oversee our relationship with our independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors, and facilitate communication among our independent auditors and our financial and senior management.

Compensation Committee.  We have a standing compensation committee of the Board (the “Compensation Committee”).  The current members of our Compensation Committee are Messrs. Clifford (Chair) and Weinberg.  Prior to January 4, 2010, the Committee was comprised of Messrs. Clifford (Chair), Batt and Nemelka.  The Compensation Committee met 7 times in 2009.  Each current member of the Compensation Committee meets the independence and other requirements to serve on our Compensation Committee under the NASDAQ Stock Market Rules and the rules of the SEC.  Mr. Nemelka met such requirements in the period during which he served on the Committee.

The Board has adopted a written charter for the Compensation Committee, a copy of which is posted in the corporate governance section of our Internet website (www.swkhold.com).  The Compensation Committee has responsibilities relating to the performance evaluation and the compensation of our Chief Executive Officer, the compensation of our executive officers and directors and our significant compensation arrangements, plans, policies and programs, including our stock compensation plans.  Certain of our executive officers, our counsel and consultants may occasionally attend the meetings of the Compensation Committee.  However, no officer of the Company is present during discussions or deliberations regarding his own compensation.

Governance and Nominating Committee.  We have a standing governance and nominating committee of the Board (the “Governance and Nominating Committee”).  The current members of our Governance and Nominating Committee are Mr. Weinberg (Chair), Ms. Vinella and Mr. Fields.  Until January 4, 2010, the committee consisted of Messrs. Batt and Nemelka and Ms. Vinella.  The Governance and Nominating Committee met twice in 2009.  Each of Messrs. Batt, Weinberg and Ms. Vinella meets the independence and other requirements to serve on our Governance and Nominating Committee under the NASDAQ Stock Market Rules and the rules of the SEC.  Mr. Nemelka met such requirements in the period during which he served on the Committee.

The Board has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted in the Corporate Governance section of our Internet website (www.swkhold.com).  The Governance and Nominating Committee considers the performance of the members of the Board and nominees for director positions and evaluates and oversees corporate governance and related issues.

The goal of the Governance and Nominating Committee is to ensure that the members of the Board possess a variety of perspectives and skills derived from high-quality business and professional experience.  The Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.  To this end, the Governance and Nominating Committee seeks nominees with the highest professional and personal ethics and values, diversity of business experience and expertise, a high level of education, broad-based business acumen and the ability to think strategically.  Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees to the Board, it has no stated minimum criteria for such nominees.  The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.  To date, we have not paid any third parties to assist us in this process.

The Governance and Nominating Committee will consider stockholder recommendations for director candidates.  The Governance and Nominating Committee has established the following procedure for stockholders to submit such recommendations for which there has been no material change: the stockholder should send the name of the individual and related personal and professional information, including a list of references to our Governance and Nominating Committee, in care of the  Secretary at our principal executive offices, sufficiently in advance of the annual meeting to allow the Governance and Nominating committee appropriate time to consider the recommendation.

Board Leadership Structure and Risk Oversight

The Corporation separated the roles of Chief Executive Officer and Chairman of the Board on January 4, 2010, following the completion of the sale of substantially all of the Company’s assets in December 2009 (the “Asset Sale”).  Michael Weinberg serves as Chairman of the Board, while John Nemelka serves as Interim Chief Executive Officer of the Company.  The Board believes the separation of these roles enables effective oversight of management and provides checks and balances with respect to the decision making process at the Company.

The Board, in conjunction with the Company’s officers, is responsible for considering, identifying and managing material risks to the Company.  The audit committee plays a critical role in evaluating and managing internal controls, financial risk exposure and monitoring the activities of the Company’s independent registered public accounting firm.  The entire Board also receives updates at each Board meeting regarding any material risks from the Company’s management.

Compensation of Directors

In 2009, we paid each of our non-employee directors (i) an annual fee of $15,000 and (ii) an additional $2,500 for each of the four regularly scheduled Board meetings that such director attended.  We paid the chairperson of the Audit Committee an additional $40,000, the chairpersons of the Compensation Committee and the Governance and Nominating Committee an additional $10,000 and the chairperson of the Strategy Committee an additional $15,000.

Our non-employee directors were eligible to receive automatic and discretionary stock option grants and stock issuances pursuant to our 1999 Stock Incentive Plan, as amended.  The Plan expired in July 2009 and no further grants may be made under the Plan.  Historically, when non-employee directors were first elected or appointed as members of the Board, they were granted options to purchase 40,000 shares of common stock.  Through 2009, non-employee directors serving for at least six months received annual grants of options to purchase 10,000 shares of common stock.  The non-employee directors were also eligible to receive other types of awards that were discretionary and not automatic.  All options granted to non-employee directors had an exercise price equal to the current fair market value of our common stock on the date of the grant, and were nonqualified stock options.  Following the completion of the Asset Sale, the Board determined to review the Company’s equity compensation for non-employee directors in 2010.

We reimburse our directors for reasonable travel and other reasonable expenses incurred in connection with attending the meetings of the Board.  The Company is also party to indemnification agreements with each of its directors.

2009 Director Compensation

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2009.  Michael Fields was our Chief Executive Officer until December 23, 2009, the closing of the Asset Sale.  Mr. Fields is not included in this table because he received no compensation for his services as a director in 2009.  The compensation received by Mr. Fields as an officer of the Company is shown below in the Summary Compensation Table.  Mr. Fields remains on the Board following the Asset Sale.  He will receive compensation for his services as a director from and after December 23, 2009.  Mr. Nemelka was appointed Interim Chief Executive Officer and President of the Company on January 4, 2010 and will not receive any compensation for his services as a director from and after such date.  Michael Weinberg joined the Board on December 23, 2009 and did not receive any compensation for 2009.

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation (2)	Total
Jerry R. Batt (3)	$37,000	$3,694	$2,026	$42,720
William T. Clifford	50,000	3,694	1,979	55,673
John F. Nemelka	25,000	3,694	7,785	36,479
Stephanie Vinella	65,000	3,694	-	68,694

(1)           The amounts reported represent the stock-based compensation expense that was calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

(2)           Represents expense reimbursement.

(3)           Includes a $2,000 bonus approved by the Board and paid in 2010 for extra time spent on Compensation Committee work in preparation for the sale of substantially all of the Company’s assets in December 2009.

Director Options Outstanding at Fiscal Year End

The aggregate number of options outstanding for each of our directors as of December 31, 2009 is provided in the table below.  Mr. Fields was an officer of the Company through December 23, 2009 and did not receive any stock options in his capacity as a director.  He is entitled to receive stock options from and after December 23, 2009.  Mr. Nemelka became the Company’s Interim Chief Executive Officer effective January 4, 2010.  Mr. Nemelka will not receive any compensation as a director from and after such date.

Number of Shares
Subject to Options
Director	Outstanding
Jerry R. Batt (1)	170,000
William T. Clifford	100,000
Michael Fields	1,389,939
John F. Nemelka	80,000
Stephanie Vinella	155,000
Michael Weinberg	-

(1)	Mr. Batt resigned as a director effective January 4, 2010.

 PROPOSAL TWO

To recommend that the Company retain all of its cash (and cash equivalents, if any) for the purpose of investing in or acquiring control of one or more operating businesses

On December 23, 2009, the Company completed the Asset Sale and sold substantially all of its assets to Kay Technology Corporation (“Kay Technology”) in exchange for the consideration further described below.  Since the completion of the Asset Sale, the Company has been working diligently to redeploy its cash to maximize value for stockholders by actively seeking, analyzing and evaluating potential acquisition candidates.  We are using a value-focused strategy and are concentrating our acquisition search on U.S.-based businesses.  The goal is to redeploy our existing assets to acquire or invest in one or more operating businesses with existing or prospective taxable income, or from which the Company can realize capital gains, that can be offset by use of its net operating loss (“NOL”) carryforwards.  As of May 31, 2010, the Company had federal NOL carryforwards of approximately $481 million, a portion of which are subject to limitation under Section 382 of the Internal Revenue Code due to prior ownership changes.  The Board believes these NOL carryforwards have substantial value because they could be used to offset pre-tax income or capital gains following an acquisition.  If the Company is able to complete an acquisition and make use of its NOL carryforwards, it could result in substantially lower corporate taxes and higher cash flow for the combined company.  We are unable to assure that we will find suitable acquisition candidates or successfully complete acquisition transactions, or that we will be able to utilize our existing NOL carryforwards.  See “Cautionary Note Regarding Forward-Looking Statements” below.

The Company has stated that, if on or before June 23, 2010, it has not entered into definitive agreements with respect to one or more transactions requiring 50% or more of its cash (and cash equivalents, if any), the Company would submit to stockholders a proposal to retain all of its cash (and cash equivalents, if any) for the purpose of investing in or acquiring control of one or more operating businesses.  As of the date hereof, the Company has not entered into a definitive agreement with respect to a transaction.  Therefore, the Company is submitting this Proposal Two to its stockholders.

On December 23, 2009, the Company sold substantially all of its assets to Kay Technology in exchange for cash consideration of $40.6 million.  In addition, Kay Technology assumed certain of the Company’s liabilities in the transaction.  Of the $40.6 million in consideration, the Company received $38.6 million in cash at closing and $2.0 million was paid into a purchase price escrow to satisfy the Company’s indemnification obligations for certain specified contingencies.  On April 28, 2010, $1.0 million was released from escrow to the Company.  As of May 31, 2010, the Company had a cash balance of $39.3 million and no cash equivalents.

The Board believes that the full amount of the Company’s cash balance is necessary to execute its strategic objectives of completing an acquisition and enhancing value for all stockholders.  We believe the Company’s significant NOL carryforwards, combined with (i) its cash reserves, (ii) its ability to pay cash consideration for an appropriate acquisition, and (iii) management’s experience in sourcing and completing successful acquisitions, make the Company an attractive acquiror.  Furthermore, the Company’s NOL carryforwards are only valuable to the extent they can be used to offset income or gains from one or more profitable businesses acquired by the Company.  The Company will have a significantly lower cash balance if this Proposal is not approved, and would be limited to acquiring much smaller businesses.  This would make it more difficult for the Company to use its valuable NOL carryforwards.  Therefore, the Board believes it is critical for the Company to retain its cash.

The Board recommends a vote FOR Proposal Two

If a majority of the Company’s stockholders present at the meeting do not approve Proposal Two, the Company would expect to make a return of cash through a dividend or in any other manner determined by the Board.  The Company would expect to return an amount equal to 50% of the Company’s cash and cash equivalents as of the record date or other applicable determination date of the distribution.  The Company would retain the remaining 50% of its cash and continue to pursue its acquisition strategy with this cash.  As of May 31, 2010, the record date for the annual meeting, the Company had $39.3 million in cash and 41,237,928 shares of common stock outstanding.  A 50% distribution in the form of a dividend with a determination date of May 31, 2010 would result in a distribution of approximately $0.48 per share.  The Company’s cash between May 31, 2010 and the actual record date for the distribution will be reduced by the Company’s operating costs and expenses, including costs of its acquisition search and costs relating to being a public company, and would be increased by any interest received on its cash and cash equivalents and escrow recoveries, if any.  The foregoing analysis is an estimate as of May 31, 2010, and is subject to adjustment based upon costs actually incurred by the Company and other factors as of the applicable determination date. The Company’s cash and cash equivalents are subject to the risks described below under “Cautionary Note Regarding Forward-Looking Statements.”  The dividend or distribution may also take such other form, or be subject to such other terms, as may be determined by the Board.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our business and our beliefs and assumptions. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” and variations of these words and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A “Risk Factors” in the Company’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010. Forward-looking statements that were believed to be true at the time made may ultimately prove to be incorrect or false. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  We are unable to assure the amount of the Company’s cash and cash equivalents as of any distribution date, or that we will find suitable acquisition candidates or that we will be able to utilize our existing NOL carryforwards. Additionally, if the Company undergoes an ownership change for Section 382 purposes before it can carry out its acquisition strategy, its NOLs will be subject to a limitation that will significantly reduce their value.

AUDIT FEES

Our independent registered public accounting firm, Burr Pilger Mayer, Inc. (“BPM”), audited our consolidated financial statements for the years ended December 31, 2008 and 2009.  Representatives of BPM are expected to be present by telephone at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Set forth below are the aggregated fees (in thousands) billed for audit and other services provided by BPM for 2008 and 2009.

	Year Ended December 31,
	2008	2009
Audit fees (1)	$617	$353
Audit-related fees (2)		31
Tax fees
All other fees
Total fees	$617	$384

(1)           Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of our quarterly condensed consolidated financial statements and services, such as consents and review of SEC comment letters that are normally provided by BPM in connection with statutory and regulatory filing engagements.

(2)           Consists of fees related to the Asset Sale.

Our Audit Committee considers at least annually whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining auditor independence.  This process includes:

•
Obtaining and reviewing, on at least an annual basis, a letter from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company required to be disclosed by Public Company Accounting Oversight Board standards, reviewing the nature and scope of such relationships, discussing these relationships with the independent registered public accounting firm and discontinuing any relationships that the Audit Committee believes could compromise the independence of the registered public accounting firm.

•
Obtaining reports of all non-audit services proposed to be performed by the independent registered public accounting firm before such services are performed, reviewing and approving or prohibiting, as appropriate, any non-audit services not permitted by applicable law.  The Audit Committee may delegate authority to review and approve or prohibit non-audit services to one or more members of the Audit Committee, and direct that any approval so granted be reported to the Audit Committee at a following meeting of the Audit Committee.

All services provided by the Company’s independent registered public accounting firm in fiscal years 2008 and 2009 were approved in advance by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

All audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm must be pre-approved by the Audit Committee to assure that the provision of such services do not impair the firm’s independence.  The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent auditors to management.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.  The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.  All other audit services not otherwise included in the annual audit services engagement must be specifically pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

The purpose of the Audit Committee of SWK Holdings Corporation (the “Company”) is to assist the Board in its oversight of the financial accounting, reporting and controls. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by applicable listing standards of The NASDAQ Stock Market. The Audit Committee operates pursuant to a charter, a copy of which is available under the heading “Corporate Governance” on the Company’s website (www.swkhold.com).  The Audit Committee meets with the Company’s management and with our independent registered public accounting firm, with and without management present, to discuss the scope and plans for their audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee met 9 times during 2009.

The current members of the Audit Committee are Mr. Clifford and Ms. Vinella.

In performing its oversight role during the period since its last report, the Audit Committee reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), Communication with Audit Committees. The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm, Burr Pilger Mayer, Inc. (“BPM”) by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence” and discussed with BPM its independence from the Company.  Based on the discussions with management and BPM, the Audit Committee recommended to the Board that the Company’s audited financial statements that were reviewed by the Audit Committee and discussed with management and BPM be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  The Audit Committee and the Board also recommended the selection of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The members of the Audit Committee rely on the information provided to them and on the representations made to the Audit Committee by the Company’s management and independent registered public accounting firm without conducting independent verification of the accuracy of such information and representations.  Accordingly, the Audit Committee’s oversight does not ensure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that any audit of the Company’s financial statements conducted by independent registered public accounting firm has been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles.

AUDIT COMMITTEE
Stephanie Vinella (Chairperson)
William T. Clifford

EXECUTIVE OFFICERS

In addition to John Nemelka, our Chief Executive Officer whose biographical information appears under “Continuing Class III Director (Term to expire in 2011)” above, the following individual is a current executive officer of the Company:

Paul Burgon.  Mr. Burgon, age 40, has served as a Principal and CFO of NightWatch Capital Advisors, LLC (“NightWatch”) since March 2005.  Mr. Burgon was a Manager and then Director of Corporate Development for Danaher Corporation from 1998 to 2005, where he analyzed, structured and negotiated approximately 50 acquisitions and divestitures representing nearly $2 billion. Mr. Burgon worked at Fluke Corporation where he led corporate development efforts from 1997 to 1998 and worked in Coopers & Lybrand’s acquisition advisory group from 1994 to 1997.  Mr. Burgon holds a B.S.B.A. degree (cum laude) in finance and international business and an M.B.A. degree from the McDonough School of Business at Georgetown University.

Following are the biographies of the Company’s named executive officers prior to the Asset Sale.

Michael S. Fields.  Mr. Fields, age 64, has been the Chairman of Kay Technology since December 23, 2009.  He was the Chief Executive Officer of the Company from August 2005 until the completion of the Asset Sale on December 23, 2009.  From July 2005 to August 2005, Mr. Fields served as the Company’s acting President.  Mr. Fields was Chairman and Chief Executive Officer of The Fields Group, a venture capital and management consulting firm, from May 1997 to December 2005.  In June 1992, Mr. Fields founded OpenVision Technologies, Inc., a supplier of computer systems management applications for open client/server computing environments, and served as its Chief Executive Officer from July 1992 to July 1995 and Chairman of its Board of Directors from July 1992 to April 1997.  Previously, Mr. Fields served as President at Oracle U.S.A., Inc., and managed sales organizations at Applied Data Research and Burroughs Corporation.  Currently, Mr. Fields serves on the Board of Directors of Imation Corporation, which produces digital storage products and audio and video electronics, and also served on the advisory board of the Ford Motor Company Customer Service Division from 1999 to 2001.  He is currently a director of the Company.  He joined the Board in June 2005 and from July 2005 until January 4, 2010, served as the Chairman of the Board.  He will resign from the Board effective as of the date of the 2010 Annual Meeting of Stockholders.

Charles H. Isaacs. Mr. Isaacs, age 51, was the Company’s Chief Customer Officer from August 2008 until August 6, 2009. From August 2004 to August 2008, Mr. Isaacs served as the Company’s Chief Technology Officer.  From December 1999 to August 2004, Mr. Isaacs served as the Chief Technology Officer of Primus Knowledge Solutions, an enterprise software company, where he was responsible for technology oversight.  Mr. Isaacs holds a B.S. degree in Electrical Engineering from the University of California at Santa Barbara and an M.B.A. degree from California Lutheran University.

Jay A. Jones.  Mr. Jones, age 55, was the Senior Vice President and Chief Administrative Officer of the Company, then known as Kana Software, Inc. (“KANA”), from 2006 until the completion of the Asset Sale on December 23, 2009.  In addition, in May 2009, Mr. Jones was appointed KANA’s Interim Chief Financial Officer.  Mr. Jones served as Senior Vice President, Chief Information Officer of VERITAS Software Corporation, an enterprise storage and performance company, from September 2004 to December 2005.  From January 1999 to September 2004, he was Chief Administrative Officer of VERITAS Software Corporation.

Michael J. Shannahan. Mr. Shannahan, age 61, served as the Company’s Executive Vice President and Chief Financial Officer from March 2008 until May 18, 2009 when he retired.  Mr. Shannahan was a member of the Company’s Board from June 2005 to March 2008.  From February 2005 to February 2008, Mr. Shannahan served as Chief Financial Officer of Medsphere Systems Corporation, a software company in the healthcare industry.  Mr. Shannahan also served as Chief Financial Officer of Chordiant Software, Inc., a management software company, from October 2003 to September 2004; Sanctum Inc., a web applications security company, from October 2001 to November 2002; Broadband Office, Inc., a communication services company, from January 2001 to September 2001; and mySimon, Inc., an e-commerce company from August 1999 to January 2001.  Prior to these positions, Mr. Shannahan spent 18 years with KPMG Peat Marwick, an accounting firm, as a Partner in the Information, Communication and Entertainment practice.  Mr. Shannahan holds a B.S. degree in Business Administration with a concentration in Accounting and a B.A. degree from Rockhurst College. Mr. Shannahan also serves on the Board of Directors of Critical Path, Inc.

Daniel A. Turano. Mr. Turano, age 61, was the Company’s Senior Vice President, Worldwide Field Operations from July 2007 until December 23, 2009. Mr. Turano joined KANA in August 2006 as the Vice President, Global Financial Services Solutions and served in that position until his promotion to Senior Vice President, Worldwide Field Operations in July 2007.  From March 2005 to August 2006, Mr. Turano served as the Vice President of Sales, East of ClairMail, Inc., a software and wireless communications company. From September 2003 to March 2005, Mr. Turano served as Senior Vice President, Commercial Account Collections of Intellerisk Management Systems, a collections agency. Mr. Turano previously served as the Executive Vice President, Sales and Field Operations of Dynamic Mobile Data, a software and wireless communications company from September 2002 to September 2003. Mr. Turano holds a B.S. degree in Business Management from Saint Peter’s College and an M.B.A. degree in Marketing from Fairleigh Dickenson University.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

2009 Summary Compensation Table

The table below summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2008 and 2009. All persons below other than Messrs. Isaacs and Shannahan served as executive officers Company until the closing of the Asset Sale on December 23, 2009.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
				(1)	(2)
Michael S. Fields
Chief Executive Officer and Chairman of the	2009	$360,000	$-	$-	$243,968	$66,000	(3)	$669,968
	2008	$360,000	$-	$-	$64,718	$64,748	(3)	$489,466
Board of Directors

Jay A. Jones
Senior Vice President, Chief Administrative Officer	2009	$225,000	$-	$36,940	$46,984	$-		$308,924
	2008	$225,000	$-	$-	$33,234	$-		$258,234
and Interim Chief Financial Officer

Michael J. Shannahan
Former Executive Vice President and	2009	$104,183	$-	$-	$27,552	$137,500	(5)	$269,235
	2008	$230,224	$11,458	$218,330	$36,552	$-		$496,564
Chief Financial Officer

Daniel A. Turano
Former Senior Vice President, Worldwide Field Operations	2009	$225,000	$-	$27,705	$24,276	$-		$276,981
	2008	$225,000	$-	$-	$142,706	$-		$367,706

Charles Issacs
Chief Customer Officer	2009	$140,699	$-	$15,110	$15,000	$117,500	(5)	$288,309
	2008	$230,000	$-	$-	$42,233	$-		$272,233

(1)            The amounts reported represent the stock-based compensation expense grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)           The amounts reported represent executive compensation bonus payments.

(3)           Represents a reimbursement for corporate housing expense.

(4)           The amount represents a non-refundable sign-on bonus paid to Mr. Shannahan.

(5)           The amounts represent severance payments.

(6)           The amount includes $98,729 earned by Mr. Turano as commission.

Material Terms of Employment

On January 4, 2010, the Company entered into offer letters with each of Messrs. Nemelka and Burgon, providing for annual salaries of $200,000 and $175,000, respectively. Pursuant to the Offer Letters, Messrs. Nemelka and Burgon are at-will employees of the Company.  The Company is also party to indemnification agreements with its executive officers.  Since the employees of the Company are at will, the Company does not believe that there are any material risks arising from the Company’s compensation policies and practices for its employees.

Below are the material terms of employment agreements between the Company and its former officers.

Michael S. Fields.  KANA was party to a letter agreement, effective as of August 26, 2005, with Mr. Fields with respect to his service as KANA’s Chief Executive Officer and Chairman of the Board.  This agreement was terminated on December 23, 2009 in connection with the Asset Sale.  This letter agreement provided that if Mr. Fields was terminated for any reason other than cause, then he would receive an amount equal to six months of his annual base salary, as in effect at the time of termination.  In addition, if there had been a change in control involving 50% or more of our outstanding stock, and if, following such change in control, Mr. Fields was not offered a position with the combined entity similar to the one he held prior to the change in control, then 100% of the unvested shares underlying the initial options granted to him in connection with his appointment as our Chief Executive Officer would have immediately vested.

Michael J. Shannahan.  KANA was party to a letter agreement, effective February 2008, with Mr. Shannahan relating to his appointment as KANA’s Executive Vice President and Chief Financial Officer.  The letter agreement provided that Mr. Shannahan would receive an annual base salary of $275,000 and a one-time, non-refundable sign-on bonus of $11,458.  Mr. Shannahan retired from KANA effective in May 2009.

Separation Agreement

Michael J. Shannahan.  On May 21, 2009, we entered into a separation agreement and release with Mr. Shannahan.  Pursuant to this agreement, we paid Mr. Shannahan $137,500, which represented six months of his base salary, less applicable state and federal payroll deductions.  In addition, we paid Mr. Shannahan $27,552, less applicable state and federal payroll deductions, in six equal installments beginning on June 1, 2009 and ending on September 15, 2009.  We also agreed to pay Mr. Shannahan’s health insurance premiums for six months under the Consolidated Omnibus Budget Reconciliation Act of 1995 (COBRA) upon his election to continue the applicable health benefits under COBRA.  Mr. Shannahan provided the Company with a general release of claims and covenant not to sue.  All remaining obligations under the separation agreement were assumed by Kay Technology in the Asset Sale.

Outstanding Equity Awards at December 31, 2009

Below are the options outstanding for the Company’s named executive officers as of December 31, 2009.  The below table includes options outstanding for persons who were officers of the Company until December 23, 2009, the closing date of the Asset Sale; however, Michael Shannahan and Charles Isaacs did not have any options outstanding as of such date.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Price	Option Expiration Date (1)
Michael S. Fields	1,389,939	-	$2.95	3/31/2010
Jay A. Jones	200,000	-	2.95	3/31/2010
	130,000	-	3.10	3/31/2010
Daniel A. Turano	180,000	-	2.95	3/31/2010
	90,000	-	3.00	3/31/2010
	75,000	-	0.70	3/31/2010

(1)	Under the terms of the Asset Purchase Agreement, all options included in this table expired on March 31, 2010.

2009 Option Exercises

None of our named executive officers acquired shares of our common stock pursuant to the exercise of options during our fiscal year ended December 31, 2009.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the beneficial ownership of our common stock as of May 31, 2010, by the following individuals or groups:

            each person or entity who is known by us to own beneficially more than five percent of our outstanding stock;
            each of our named executive officers;
            each of our directors and nominees for director; and
            all current directors, nominees and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  Applicable percentage ownership in the following table is based on 41,237,928 shares of common stock outstanding as of May 31, 2010, as adjusted to include options and warrants exercisable within 60 days of May 31, 2010 held by the indicated stockholder or stockholders.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o the Company.  Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.  To determine the number of shares beneficially owned by persons other than our directors, executive officers and their affiliates, we have relied on beneficial ownership reports filed by such persons with the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Jerry Batt (1)	-	*
Paul Burgon (2)	1,441,945	3.4%
William Clifford (3)	99,167	*
Michael Fields (4)	-	*
Charles Isaacs (5)	-	*
Jay Jones	-	*
Michael A. Margolis (6)	803,600	1.9%
John F. Nemelka (2)	1,524,955	3.6%
Michael Shannahan (5)	-	*
Daniel Turano	-	*
Stephanie Vinella (3)	154,167	*
Michael Weinberg	-	*
All nominees and current and former officers and directors as a group (7)	2,746,866	6.4%

5% Stockholders
Entities affiliated with Carlson Capital, LP (8)	11,649,100	28.2%

*Less than one percent.

(1)           Mr. Batt resigned as a director of the Company effective January 4, 2010.
(2)           Includes warrants to purchase 1,431,968 shares of common stock held by NightWatch Capital Partners II, LP (“NWCP II”).  Pursuant to Advisory Agreements with NWCP II and acting through its managing member, NightWatch Capital Group, LLC (“NWCG”), NightWatch Capital Advisors, LLC, (“NWCA”) has the sole power to vote or direct the vote and to dispose or to direct the disposition of these securities.  Accordingly, NWCA may be deemed to be the beneficial owner of these securities.  Acting through its managing member, NightWatch Management, LLC (“NWM”), and in its capacity as the managing member of NWCA, NWCG has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities.  Accordingly, NWCG may be deemed to be the beneficial owner of these securities.  Acting through its managing member, JFN Management, LLC (“JFNM”), and in its capacity as the managing member of NWCG, NWM has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities.  Accordingly, NWM may be deemed to be the beneficial owner of these securities.  Acting through its managing member, Mr. Nemelka, and in its capacity as the managing member of NWM, JFNM has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities.  Accordingly, JFNM may be deemed to be the beneficial owner of these securities.  In his capacity as managing member of JFNM, Mr. Nemelka has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities.  Accordingly, Mr. Nemelka may be deemed to be the beneficial owner of these securities.  Mr. Burgon is a Principal of NightWatch Capital Management, LLC (“NWCM”), which is the General Partner of NWCP II, and is a Principal and CFO of NWCA, which serves as the managing member of NWCM.  Mr. Burgon, as a Principal of NWCM and NWCA, may be deemed to be the beneficial owner of an indeterminate portion of the warrants held by NWCP II. Messrs. Nemelka and Burgon and each of the aforementioned NightWatch entities disclaim beneficial ownership of the shares held by NWCP II except to the extent of any indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act).

(3)           Comprised entirely of stock options that are exercisable within 60 days of May 31, 2010.
(4)           Mr. Fields was the Chief Executive Officer of the Company until the closing of the Asset Sale on December 23, 2009.   He remains a director of the Company following completion of the Asset Sale.
(5)           Such person’s employment with the Company ceased before the Asset Sale.
(6)           Includes 803,600 shares of common stock owned by Maric Capital Master Fund, Ltd. Maric LS, LLC is the investment manager of Maric Capital Master Fund, Ltd.  Michael Margolis is the member of Maric LS, LLC. Mr. Margolis disclaims beneficial ownership of any and all such shares in excess of his pecuniary interest therein.
(7)           Includes 1,586,986 shares subject to stock options and warrants that are exercisable within 60 days of May 31, 2010.
(8)           Based solely on information contained in a Form 4 filed on October 29, 2009 with the SEC reporting beneficial ownership of 11,649,100 shares.  The shares are directly beneficially owned by Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd. (together, the "Funds").  Carlson Capital, L.P. is the investment manager of the Funds.  Asgard Investment Corp.  ("Asgard") is the general partner of Carlson Capital.  Clint D. Carlson is the President of Asgard and the Chief Executive Officer of Carlson Capital.  Carlson Capital disclaims beneficial ownership of any and all such shares in excess of their pecuniary interest therein.  The principal business address of Carlson Capital is 2100 McKinney Avenue, Suite 1600, Dallas, TX 75201.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009 with respect to the shares of common stock issuable under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the KANA 1999 Stock Incentive Plan, as amended (the “1999 Stock Incentive Plan”). The category “Equity compensation plans not approved by security holders” in the table below consists of the Broadbase Software, Inc. 1999 Equity Incentive Plan (the “Broadbase 1999 Plan”) and the Broadbase Software, Inc. 2000 Stock Incentive Plan (the “Broadbase 2000 Plan”). The Broadbase 1999 Plan and the Broadbase 2000 Plan were assumed by the Company in connection with the merger with Broadbase Software, Inc. in June 2001 and have not been subsequently approved by our stockholders.

	Number of Securities to be Issued upon Exercise of Outsanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	5,220,069	$3.49	-
Equity compensation plans not approved by security holders (2)	1,177,170	$3.31	1,359,332
Total	6,397,239	$3.46	1,359,332

The table does not include information with respect to shares subject to outstanding awards granted under other equity compensation arrangements assumed by KANA in connection with mergers and acquisitions of the companies that originally granted those awards.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Clifford and Weinberg.  No members of our Compensation Committee were employees of SWK or its subsidiaries during 2009 or at any time prior to 2009.  During 2009, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

CODE OF ETHICS AND CONDUCT

The Board has adopted a Code of Ethics and Conduct applicable to all directors, officers and employees of the Company, as required by applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market. A copy of the Code of Ethics and Conduct is posted in the Corporate Governance section of our Internet website at www.swkhold.com.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee Charter requires our Audit Committee to review and approve certain transactions between us and our executive officers and directors and greater than 5% beneficial owners of our common stock, and each of their immediate family members.  Transactions subject to the review and approval of the Audit Committee (or another independent body of the Board) include transactions between us and the related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which such person has or will have a direct or indirect material interest.  To identify any related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest.  In addition, the Board determines, on an annual basis, which members of the Board meet the definition of independent director as defined in the rules of The NASDAQ Stock Market and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.  In approving or rejecting any such transaction, the Audit Committee considers the relevant facts and circumstances available to it, including but not limited to the risks, costs, benefits to our company, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence.  Our Audit Committee approves only those transactions that it determines in good faith, are in, or are not inconsistent with, our best interests.

Certain Transactions with Related Persons

From January 2008 until December 23, 2009, the daughter of Michael Fields, a director and our former Chief Executive Officer, served as KANA’s Director of Legal Services.  Ms. Fields received total compensation of $137,774 in 2009.  The $137,774 consisted of $130,000 in annual base salary, $1,511 in stock-based compensation expense that was calculated in accordance with FASB ASC Topic 718, and $6,263 as an incentive bonus based on achievement of personal objectives.

Since January 2010, we sublease approximately 2,300 square feet for our executive offices on a month-to-month basis under an agreement with Nightwatch, a company of which John Nemelka, our Interim Chief Executive Officer is the Managing Principal, and Paul Burgon, our Interim Chief Financial Officer, is a Principal and the Chief Financial Officer.  Our rent under this sublease is approximately $4,000 per month.  Additionally, we have entered into a services agreement with Nightwatch to provide certain bookkeeping and other general and administrative services at cost.  The expenses under the services agreement are expected to be less than $5,500 per month.

Except as otherwise set forth in this proxy statement, there have not been, and there are not currently proposed, any transactions or series of similar transactions in which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock.  Except as set forth herein, based solely on (i) information provided to us by our current officers and directors and (ii) our review of reporting forms filed by our directors, executive officers and persons who hold more than 10% of our outstanding common stock, we believe that during 2009 such persons filed the reports required under Section 16(a) of the Exchange Act on a timely basis.  The Form 4s filed by the following persons on July 10, 2009 were inadvertently filed one day late: Jerry Batt, William Clifford, John Nemelka and Stephanie Vinella, directors of the Company, and Mark Angel, Daniel Turano, William Bose, William Feichtman, Jay Jones, Charles Isaacs and Chad Wolf, former officers of the Company.  The Form 3 filed by Paul Burgon on January 13, 2010 inadvertently omitted certain warrants to purchase shares of common stock owned by Nightwatch, of which Mr. Burgon disclaims beneficial ownership of any and all such shares in excess of their pecuniary interest therein.  Such Form 3 was amended to include these warrants on April 2, 2010.

STOCKHOLDER PROPOSALS

The rules of the SEC permit stockholders of a company to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules.  Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before _________, 2011, 120 days before the anniversary of the date that materials were mailed for the 2010 Annual Meeting of Stockholders. The Company's Bylaws also include procedures to be followed for stockholder proposals, including the nomination of directors.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the 2010 Annual Meeting of Stockholders, and we are not aware of any matters to be brought before the 2010 Annual Meeting of Stockholders except as specified in the notice of the 2010 Annual Meeting of Stockholders. As to any business that may properly come before our annual meeting, however, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you plan to attend the 2010 Annual Meeting of Stockholders, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

SWK HOLDINGS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

July 15, 2010
8:00 a.m. Mountain Time
Salt Lake City Airport Hilton Hotel
5151 Wiley Post Way
Salt Lake City, Utah 84116

SWK HOLDINGS CORPORATION
5314 North River Run Drive, Suite 350
Provo, Utah 84606

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on July 15, 2010 and appoints John F. Nemelka and Paul Burgon, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $0.01 par value per share, of SWK Holdings Corporation, owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of SWK Holdings Corporation to be held on July 15, 2010 at 8:00 a.m. (Mountain Time) at the Salt Lake City Airport Hilton Hotel, 5151 Wiley Post Way, Salt Lake City, Utah  84116, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted FOR each of the nominees and Proposal Two.

THIS PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN   BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

See reverse side for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to SWK Holdings Corporation, 5314 North River Run Drive, Suite 350, Provo, Utah 84604.

ßPlease detach here ß

1.	Election of directors:	William T. Clifford (Class II) Michael A. Margolis (Class III)	☐	Vote FOR all Nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, writethe number(s) of the nominee(s) in the box provided to the right.)
2.	To recommend that the Company retain all of its cash (and cash equivalents, if any) for the purpose of investing in or acquiring control of one or more operating businesses.	☐	For	☐	Against	☐	Abstain

3.	To transact such other business as properly may come before the meeting or any adjournment or postponement thereof	☐	For	☐	Against	☐	Abstain

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION   IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Address Change? Mark Box ☐  Indicate changes below:
Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.